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                                                              Exhibit 8.2


                       FORM OF DORSEY & WHITNEY LLP OPINION




                                                _____________, 2000

Integ Incorporated
2800 Patton Road
St. Paul, Minnesota  55113

Dear Ladies and Gentlemen:

                  We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on ________, 2000 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (then "Securities Act"). The Registration Statement relates to the proposed merger of Integ Incorporated with and into Terrier Acquisition Corp., a wholly owned subsidiary of Inverness Medical Technology, Inc. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of the Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy
Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

                  We hereby confirm that the discussions in the Joint Proxy Statement/Prospectus under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

                  We hereby consent to the filing of this opinion as Exhibit
8.2 to the Registration Statement and to the use of our name under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                                         Very truly yours,


                                                         Dorsey & Whitney LLP